Exhibit 11



                      W.W. Grainger, Inc. and Subsidiaries
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

                                                  Three Months Ended March 31,
                                                  ----------------------------
                                                 1996                   1995
                                                 ----                   ----

Average number of shares outstanding
 during the period                            50,941,982            50,759,894
Common equivalent shares:
 Shares issuable under outstanding options
  which are dilutive                           1,402,351             1,263,532
 Shares which could have been purchased
  based upon the average market value for
  the period                                     980,255               821,372
                                             -----------           -----------
                                                 422,096               442,160

Dilutive effect of exercised options
 prior to being exercised                         16,618                14,642
                                             -----------           -----------

                                                 438,714               456,802
                                             -----------           -----------

Weighted average number of common
 and common equivalent shares outstanding     51,380,696            51,216,696
                                             ===========           ===========

Net earnings                                 $50,124,000           $46,869,000
                                             ===========           ===========

Net earnings per common and common
 equivalent share                            $      0.98           $      0.92
                                             ===========           ===========



NOTE:The effect on earnings per common and common equivalent share, under a fully diluted computation, is immaterial for both periods.


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